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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership for the registration of $300,001,000 of common shares of beneficial interest, preferred shares of beneficial interest, depositary shares, warrants, guaranties or debt securities and to the incorporation by reference therein of our report February 5, 2001, (except for Note 12 for Liberty Property Trust and Note 11 for Liberty Property Limited Partnership, as to which the date is March 14, 2001), with respect to the consolidated financial statements and schedule of Liberty Property Trust and Liberty Property Limited Partnership included in the Annual Reports (Form 10-K) of Liberty Property Trust and Liberty Property Limited Partnership for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

Philadelphia, Pennsylvania
July 17, 2001